Undiscovered Managers Funds
Special Shareholder Meeting Results (Unaudited)

The Trust held a meeting of shareholders on June 10, 2014, for the purpose of considering and voting upon the election of Trustees:

Trustees were elected by the shareholders of all of the series of the Trust, including the each of the
 Funds. The results of the voting were as follows:

Votes Received (Amounts in thousands)
John F. Finn
  In Favor
70,103
  Withheld
257
Dr. Matthew Goldstein
  In Favor
70,081
  Withheld
279
Robert J. Higgins
  In Favor
62,828
  Withheld
7,532
Frankie D. Hughes
  In Favor
70,095
  Withheld
265
Peter C. Marshall
  In Favor
70,086
  Withheld
274
Mary E. Martinez
  In Favor
70,078
  Withheld
282
Marilyn McCoy
  In Favor
70,094
  Withheld
266
Mitchell M. Merin
  In Favor
70,063
  Withheld
297
William G. Morton, Jr.
  In Favor
70,098
  Withheld
262
Robert A. Oden, Jr.
  In Favor
70,086
  Withheld
274
Marian U. Pardo
  In Favor
70,069
  Withheld
291
Frederick W. Ruebeck
  In Favor
70,088
  Withheld
272
James J. Schonbachler
  In Favor
70,098
  Withheld
262